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                                                                 Exhibit 10.13








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                           SPECIAL SECURITY AGREEMENT







________________________________________________________________________________
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                           SPECIAL SECURITY AGREEMENT


                  This Agreement (the "Agreement") is made this ____ day of March, 1996 by and between AXA, a French Corporation; The Equitable Companies Incorporated, a Delaware Corporation; Donaldson, Lufkin & Jenrette, Inc., a Delaware Corporation, DLJ Capital Investors, Inc., a Delaware Corporation; DLJ Merchant Banking, Inc., a Delaware Corporation; Fiberite Holdings, Inc., a Delaware Corporation (the "Parent Corporation"); Fiberite Inc., a Delaware Corporation (the "Corporation"); and the United States Department of Defense ("DoD"), all of the above collectively "the Parties".

*        RECITALS

                  WHEREAS, the Corporation is duly organized and existing under the laws of the State of Delaware, and has an authorized capital of 1,000 shares, all of which are common voting shares, par value $.01 per share, and of which 1,000 are issued and outstanding (the "Shares"); and

                  WHEREAS, AXA owns approximately 60.6% of the outstanding voting shares of The Equitable Companies Incorporated; and

                  WHEREAS, The Equitable Companies Incorporated directly or indirectly owns 80.2% of the outstanding voting shares of Donaldson, Lufkin & Jenrette, Inc.; and

                  WHEREAS, Donaldson, Lufkin & Jenrette, Inc. owns all the outstanding voting shares of DLJ Capital Investors, Inc.; and

                  WHEREAS, DLJ Capital Investors, Inc. owns all the outstanding voting shares of DLJ Merchant Banking, Inc.; and

                  WHEREAS, DLJ Merchant Banking, Inc. is a general partner of DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V. and DLJ Offshore Partners, C.V., which in the aggregate own approximately 61.3% of the outstanding voting shares of the Parent Corporation(1); and

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(1)      Of the remaining approximately 28.4% of the outstanding voting shares of the Parent Corporation owned by investors affiliated with Donaldson, Lufkin & Jenrette, Inc. ("DLJ"), approximately 17.8% is owned by DLJ Merchant Banking Funding, Inc., an indirect wholly-owned subsidiary of DLJ and approximately 9.7% is owned by DLJ First ESC L.L.C., an employee securities corporation which is managed by an indirect wholly-owned subsidiary of DLJ.


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                  WHEREAS, the Parent Corporation owns all of the Shares of the
Corporation; and

                  WHEREAS, the Corporation's business consists of the research, design, development and manufacture of defense and defense-related items for various User Agencies(2) of the United States Government, including, without limitation, the DoD; and

                  WHEREAS, the offices and plants of the Corporation require facility security clearances(3) issued under the DoD Industrial Security Program ("DISP") to conduct its business and the DISP requires that a corporation maintaining a facility security clearance be effectively insulated from foreign ownership, control or influence ("FOCI"); and

                  WHEREAS, the Assistant Secretary of Defense for Command, Control, Communications and Intelligence ("C(3)I") has determined that the provisions of the Agreement are necessary to enable the United States to protect itself against the unauthorized disclosure of information relating to the national security; and

                  WHEREAS, the DoD has agreed to grant or continue the Corporation's facility security clearance from and after the effective date of the Agreement in consideration for, inter alia, the Parties' execution and compliance with the provisions of the Agreement, the purpose of which is to reasonably and effectively insulate the Parent Corporation and its parent corporations and all entities which the aforementioned companies control, all of the above (other than the Corporation) collectively the "Affiliates," from unauthorized access to classified(4) and controlled


----------
(2) The Office of the Secretary of Defense (including all boards, councils, staffs, and commands), DoD agencies, and the Department of Army, Navy, and Air Force (including all of their activities); the Departments of State, Commerce, Treasury, Transportation, Interior, Agriculture, Labor, and Justice; National Aeronautics and Space Administration; General Services Administration; Small Business Administration; National Science Foundation; Environmental Protection Agency; United States Arms Control and Disarmament Agency; Federal Emergency Management Agency; Federal Reserve System; United States Information Agency; International Trade Commission; United States Trade Representative; and the General Accounting Office (the "User Agencies").

 (3) An administrative determination that a facility is eligible for access to classified information of a certain category.

 (4) Any information that has been determined pursuant to Executive Order 12356 or any predecessor order to require protection against unauthorized disclosure and is so designated. The classifications TOP SECRET, SECRET, and CONFIDENTIAL are used to designate such information.


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unclassified information(5) and influence over the Corporation's business or management in a manner which could result in the compromise of classified information or could adversely affect the performance of classified contracts; and

                  WHEREAS, the Corporation has agreed to establish a formal organizational structure to ensure the protection of classified information and controlled unclassified information entrusted to it and to place the responsibility therefor with a committee of its Board of Directors to be known as the Defense Security Committee, all as hereinafter provided; and

                  WHEREAS, the Parties agree that control of the Corporation should be vested in the Board of Directors of the Corporation; and

                  WHEREAS, a company under FOCI is not normally authorized to have access to the following classified information:

                    1. TOP SECRET information;

                    2. RESTRICTED DATA as defined in the United States Atomic Energy Act of 1954, as amended;

                    3. Communications Security ("COMSEC") information, except classified keys used to operate secure telephone units (STU III's);

                    4. Special Access Program Information; and

                    5. Sensitive Compartmented Information.

                  WHEREAS, in order to comply fully with the policies of DoD that require a corporation maintaining a facility security clearance to be insulated effectively from undue foreign ownership, control or influence, all parties hereto have agreed that management control of the defense and technology security affairs and classified contracts of the Corporation should be vested in resident citizens of the United States who have DoD personnel security clearances;(6) and

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(5)      Unclassified information, the export of which is controlled by the
         International Traffic in Arms Regulations ("ITAR") and/or the Export Administration Regulations ("EAR"). The export of technical data which is inherently military in nature is controlled by the ITAR. The export of technical data which has both military and commercial uses is controlled by the EAR.

(6)
         An administrative determination that an individual is eligible for access to classified information of a certain category.


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                  WHEREAS, the Parent Corporation, by its authorized
representatives, hereby affirms on behalf of itself and its Affiliates that

                       a. they will not seek access to or accept DoD classified information or controlled unclassified information entrusted to the Corporation, except as permissible under the DISP and applicable United States Government laws and regulations, and

                       b. they will not attempt to control or influence the Corporation's performance of classified contracts and participation in classified programs; and

                       c. except as expressly authorized by the Agreement, their involvement (individually and collectively) in the business affairs of the Corporation shall be limited to participation in the deliberations and decisions of the Corporation's Board of Directors and authorized committees thereof; and

                  WHEREAS, in order to meet DoD's national security objectives in the matter of the Corporation's facility security clearance and to further the Corporation's business objectives, the Parties intend to be bound by the provisions of the Agreement;

                  NOW THEREFORE, it is expressly agreed by and between the Parties that the Agreement is hereby created and established, subject to the following terms and conditions, to which all of the Parties expressly assent and agree:

*        ORGANIZATION

                                    ARTICLE I

                    Management of the Corporation's Business

             1.1  Composition of the Corporation Board of Directors.

                  The Board of Directors of the Corporation (the "Corporation Board") shall be appointed by the Parent Corporation, and shall be composed of:
(i) at least two individuals who have had no prior relationship with the Corporation or the Affiliates (the "Outside Directors"), except as otherwise allowed by DoD; (ii) at least two representatives of the Parent Corporation (the "Inside Directors"); and (iii) at least one cleared officer of the Corporation (the "Officer/Director"). The total number of the Outside Directors and Officer/Directors shall be greater than the number of the Inside Directors. Except as specifically provided herein, each member of the Corporation Board, however characterized by this Section 1.1, shall have all of the rights, powers, and responsibilities conferred or imposed upon directors of the company by applicable statutes and regulations, and by the Corporation's charter and


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bylaws. The Chairman of the Corporation Board, as well as its principal officers,(7) must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation's facility security clearance. In addition, the Chairman of the Corporation Board shall not be an Inside Director. All directors of the Corporation shall satisfy the pertinent requirements established in Section 3.__ below. The Outside Directors may not be removed without prior notice to, and approval by, the Defense Investigative Service ("DIS"). Appointments of new or replacement directors, other than Inside Directors, shall not become final until approved by DIS.

              1.2   Actions by the Corporation Board.

                      a. No action may be taken by the Corporation Board, or any committee thereof, in the absence of a quorum as defined below.

                      b. A majority of the Corporation Board, including at least one Inside Director and one Outside Director, shall be necessary to constitute a quorum. With respect to the Defense Security Committee (see Section 7.1 below), a majority of the Committee shall be necessary to constitute a quorum. With respect to all other standing committees of the Corporation Board, including the Compensation Committee (see "Article VIII below), a majority of such committee, including at least one Outside Director and one Inside Director, shall be necessary to constitute a quorum.

                                   ARTICLE II

                      Limitations on the Corporation Board

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(7)      For purposes of the Agreement, "principal officers" shall have the meaning ascribed to it under the DoD Industrial Security Manual, Appendix D, page 9, viz.:

                  . . . those persons occupying positions normally identified as president, senior vice president, secretary, treasurer and those persons occupying similar positions. In unusual cases, the determination of principal officer status may require a careful analysis of an individual's assigned duties, responsibilities, and authority as officially recorded by the organization. Excluded from this definition are:
                  (i) assistant vice presidents who have no management responsibilities related to performance on classified contracts, (ii) assistant secretaries, and (iii) assistant treasurers.


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           2.1 The Corporation Board shall not be authorized to take or agree to take any of the actions specified in subsections 2.1 a. through 2.1i. below, unless it shall have received, with respect to each such action, the prior written approval of the Parent Corporation.

                  a. The sale, lease or other disposition of any of the property, assets or business of the Corporation, or the purchase of any property or assets by the Corporation that is other than in the ordinary course of business;

                  b. The declaration or payment, directly or indirectly, of any dividends or distributions in cash, property, or securities upon any of its equity securities other than cash dividends out of current or retained earnings;

                  c. The direct or indirect redemption, purchase or other acquisition of any equity security of the Corporation (or any non-wholly owned subsidiary of the Corporation);

                  d. The grant or issuance of any stock option or stock purchase right convertible into common stock of the Corporation to any employee of the Corporation or its subsidiaries;

                  e. The entry of any employment or consulting agreements with officers or affiliates of the Corporation;

                  f. The issuance or sale of any common stock or other capital stock of the Corporation or rights to acquire its capital stock or any securities or notes convertible into or exchangeable for its capital stock;

                  g. The merger, consolidation, reorganization, dissolution or liquidation of the Corporation;

                  h. The filing or making of any petition under the Federal Bankruptcy Code or any applicable bankruptcy law or other acts of similar character; and

                  i. The initiation of action to terminate the Agreement, except as provided for in Section 16.1 below.

                                   ARTICLE III

                        Qualifications, Appointment, and
                      Removal of Directors; Board Vacancies

           3.1 During the period that the Agreement is in force, the Corporation Board shall be composed as provided in Section 1.1 hereof, and its members shall meet the following additional requirements:


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                  a. Officer/Directors and Outside Directors shall be resident citizens of the United States and have or be eligible to have DoD personnel security clearances at the level of the Corporation's facility security clearance.

                  b. Outside Directors shall have been approved by DIS as satisfying the appropriate DoD personnel security requirements and the applicable provisions of the Agreement.

                  c. Inside Directors shall not have DoD personnel security clearances, regardless of citizenship, and they shall be formally excluded from access to classified information by resolution of the Corporation Board.

           3.2 The Parent Corporation, as the sole stockholder of the Corporation, may remove any member of the Corporation Board for any reason permitted by the provisions of applicable state law or the Corporation's Certificate of Incorporation or by-laws, provided that:

                  a. the removal of an Outside Director shall not become effective until that director, the Corporation, and DIS have been notified, DIS has approved the removal, and a successor who is qualified to become an Outside Director within the terms of the Agreement has been approved by DIS;

                  b. the removal of an Officer/Director shall not become effective until that director, the Corporation, and DIS have each been notified;

                  c. notification to DIS of the removal of a director, when required, shall be the responsibility of the Parent Corporation, and, except as noted in subsection 3.2d. below, must be given at least twenty days prior to the proposed removal date; and

                  d. anything foregoing to the contrary notwithstanding, if immediate removal of any director is deemed necessary to prevent actual or possible violation of any statute or regulation, or actual or possible damage to the Corporation, the director may be removed at once, although DIS shall be notified prior to or concurrently with such removal.

           3.3 In the event of any vacancy on the Corporation Board however occurring, the Corporation shall give prompt notice of such vacancy to the Parent Corporation and DIS, and such vacancy shall be filled promptly by the Parent Corporation. Such vacancy shall not exist for a period of more than 90 days after a director's resignation, death, disability or removal unless expressly approved by DIS.

           3.4 Except as provided by this paragraph, the obligation of a director to abide by and enforce the Agreement shall terminate when the director leaves office, but nothing herein shall relieve the departing director of any responsibility that the director may have, pursuant to the laws and regulations of the United States, not to


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disclose classified information or controlled unclassified information obtained during the course of the director's service on the Corporation Board, and such responsibility shall not terminate by virtue of the director leaving office. The Corporation shall advise the departing director of such responsibility when the director leaves office, but the failure of the Corporation to so advise the director shall not relieve the director of any such responsibility.

                                   ARTICLE IV

                               Indemnification and
                        Compensation of Outside Directors

                  4.1 The Outside Directors in their capacity as directors of the Corporation shall vote and act on all matters in accordance with their best efforts.(8)

                  4.2 The Corporation and the Parent Corporation jointly and severally shall indemnify and hold harmless each Outside Director from any and all claims arising from, or in any way connected to, his performance as a director of the Corporation under the Agreement except for his own individual gross negligence or willful misconduct. The Corporation and the Parent Corporation shall advance fees and costs incurred in connection with the defense of any such claim. The Parent Corporation or the Corporation may purchase insurance to cover this indemnification.

                                    ARTICLE V

                             Restrictions Binding on
                         Subsidiaries of the Corporation

                  5.1 The parties hereto agree that the provisions of the Agreement restricting unauthorized access to classified information and controlled unclassified information entrusted to the Corporation by entities under FOCI, and all provisions of the Visitation Policy established in Article XI below, shall apply to, and shall be made to be binding upon, all present and future subsidiaries(9) of, and all companies

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(8)      For purposes of the Agreement, the term "best efforts," signifies performance of duties reasonably and in good faith, in the manner believed to be in the best interests of the Corporation but consistent with the national security concerns of the United States, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

(9) The term "subsidiaries of the Corporation" shall, for the purposes of the Agreement, include companies wholly owned by the Corporation or in which the Corporation owns a controlling interest, either directly or through the Corporation's ownership interest in intermediate companies.


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controlled by, the Corporation. The Corporation hereby agrees to undertake any and all measures, and provide such authorizations, as may be necessary to effectuate this requirement. The sale of, or termination of the Corporation's control over, any such subsidiary or controlled company shall terminate the applicability to it of the provisions of the Agreement.

                  5.2 If the Corporation proposes to form a new subsidiary, or to acquire ownership or control of another company, it shall give notice of such proposed action to DIS and shall advise DIS immediately upon consummation of such formation or acquisition.

                  5.3 It shall be a condition of each such formation or acquisition that all provisions of the Visitation Policy established in Article XI, below and all of the above-described restrictive provisions of the Agreement shall apply to each such company immediately upon consummation of such formation or acquisition, and that the Corporation and the subsidiary or controlled company shall execute a document agreeing that such company shall be bound thereby; and a copy of the executed document shall be forwarded to DIS.

                  5.4 A document such as described in subsection 5.3 above, shall also be executed and submitted with respect to each present subsidiary of the Corporation, and with respect to any other company which the Corporation presently controls.

                  5.5 Compliance with this Article V shall not be interpreted as conferring the benefits of the Agreement on those companies. These companies shall not be entitled to receive a facility security clearance, nor shall they be entitled to access classified information, to perform classified contracts or to participate in classified programs pursuant to the Agreement, solely by virtue of their legal relationship with the Corporation and their execution of the documents referred to in subsections 5.3 and 5.4 above.

*        OPERATION

                                   ARTICLE VI

                           Operation of the Agreement

                  6.1 The Corporation shall at all times maintain policies and practices to ensure the safeguarding of classified information and controlled unclassified information entrusted to it and the performance of classified contracts and participation in classified programs for the User Agencies in accordance with the DoD Security Agreement (DD Form 441), the Agreement, appropriate contract provisions regarding security, United States export control laws, and the DISP.

                          a. The following additional protections shall be
established in the by-laws and/or resolutions of the governing boards, as appropriate, of the


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Corporation, AXA, The Equitable Companies Incorporated, Donaldson, Lufkin &
Jenrette, Inc., DLJ Capital Investors, Inc., DLJ Merchant Banking, Inc. and the Parent Corporation, acknowledged as provided in subsections 6.1b through 6.1d below, and shall control the actions of the parties hereto during the terms of the Agreement;

                  b. Pursuant to a resolution of the Corporation Board, which shall not be repealed or amended without approval of DIS, the Corporation shall exclude the Affiliates and all members of the Boards of Directors and all officers, employees, agents and other representatives of each of them, from access to classified information and controlled unclassified information entrusted to the Corporation. The above exclusions shall not, however, preclude the exchange of classified information or controlled unclassified information between the Corporation and any Affiliates when such exchange is permissible under the DISP and applicable United States laws and regulations;

                  c. Pursuant to a resolution of the Parent Corporation's Board of Directors, which shall not be repealed or amended without approval of DIS, the Parent Corporation shall formally acknowledge and approve the Corporation's resolution referred to in subsection 6.1b, above, and shall additionally resolve:

                       (i) to exclude itself and all Affiliates and all members of the Boards of Directors and all officers, employees, agents and other representatives of all of the foregoing, from access to classified information and controlled unclassified information entrusted to the Corporation, except as expressly permissible pursuant to subsection 6.1b above, and shall additionally resolve:

                      (ii) to grant the Corporation the independence to safeguard classified information and controlled unclassified information entrusted to it; and

                     (iii) to refrain from taking any action to control or influence the performance of the Corporation's classified contracts or the Corporation's participation in classified programs.

                  d. AXA shall formally acknowledge and approve the Corporation resolution referenced in 6.1b above, and the Parent Corporation resolutions referenced in 6.1c above.

                                   ARTICLE VII

                           Defense Security Committee

            7.1 There shall be established a permanent committee of the Corporation Board, to be known as the Defense Security Committee ("DSC"), consisting of all Outside Directors and Officer/Directors to ensure that the Corporation maintains policies and procedures to safeguard classified information and controlled unclassified information in the possession of the Corporation and to ensure that the


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Corporation complies with the DoD Security Agreement (DD Form 441), the
Agreement, appropriate contract provision regarding security, United States Government export control laws and the DISP.

                  7.2 The DSC shall designate one of the Outside Directors to serve as Chairman of the DSC.

                  7.3 The members of the DSC shall exercise their best efforts to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by the Agreement, including the exercise of appropriate oversight and monitoring of the Corporation's operations to ensure that the protective measures contained in the Agreement are effectively maintained and implemented throughout its duration.

                  7.4 The Chairman of the DSC shall designate an Officer/Director to be Secretary of the DSC. The Secretary's responsibility shall include ensuring that all records, journals and minutes of DSC meetings and other documents sent to or received by the DSC are prepared and retained for inspection by DIS.

                  7.5 A Facility Security Officer ("FSO") shall be appointed by the Corporation and shall be the principal advisor to the DSC concerning the safeguarding of classified information. The FSO's responsibility includes the operational oversight of the Corporation's compliance with the requirements of DISP.

                  7.6 The members of the DSC shall exercise their best effort to ensure that the Corporation develops and implements a Technology Control Plan ("TCP"), which shall be subject to inspection by DIS. The DSC shall have authority to establish the policy for the Corporation's TCP. The TCP shall prescribe measures to prevent unauthorized disclosure or export of controlled unclassified information consistent with applicable United States laws.

                  7.7 A Technology Control Officer ("TCO") shall be appointed by the Corporation and shall be the principal advisor to the DSC concerning the protection of controlled unclassified information and other proprietary technology and data. The TCO's responsibilities shall include the establishment and administration of all intracompany procedures, including employee training programs, to prevent the unauthorized disclosure or export of controlled unclassified information and to ensure that the Corporation otherwise complies with the requirements of United States Government export control laws.

                  7.8 Discussions of classified and controlled unclassified information by the DSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the DSC.


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                  7.9 Upon taking office, the DSC members, the FSO, and the TCO shall be briefed by a DIS representative on their responsibilities under the DISP, United States Government export control laws, and the Agreement.

                  7.10 Each member of the DSC shall exercise their best efforts to ensure that all provisions of the Agreement are carried out; that the Corporation's directors, officers, and employees comply with the provisions of the Agreement; and that DIS is advised of any known violation of, or known attempt to violate, any provisions of the Agreement, appropriate contract provisions regarding security, United States Government export control laws, and the DISP.

                  7.11 Each member of the DSC shall execute, for delivery to DIS, upon accepting his appointment and thereafter at each annual meeting of the Corporation with DIS as established by the Agreement, a certificate acknowledging the protective security measures taken by the Corporation to implement the Agreement. Each member of the DSC shall further acknowledge his agreement to be bound by, and to accept his responsibilities under the Agreement and acknowledge that the United States Government has placed its reliance on him as a United States citizen and as the holder of a personnel security clearance to exercise his best efforts to ensure compliance with the terms of the Agreement and the DISP.

                  7.12 Obligations and Certification of Cleared Officers.

                         a. Each officer of the Corporation with a personnel
security clearance shall exercise his best efforts to ensure that the terms and conditions of the Agreement are complied with by the parties hereto.

                         b. Upon effective date of the Agreement and annually
thereafter, each such officer shall execute, for delivery to DIS a certificate
(i) acknowledging the protective security measures taken by the Corporation to implement the Agreement; and (ii) acknowledging that the United States Government has placed its reliance on him as resident citizen of the United States, and as a holder of a personnel security clearance, to exercise his best efforts to ensure compliance with the terms and conditions of the Agreement by the parties hereto.

                  7.13 Obligations and Certification of Inside Directors

                         a. Inside Directors shall:

                              (i) not have access to classified information and
controlled unclassified information entrusted to the Corporation except as permissible under the DISP and applicable United States Government laws and regulations;

                             (ii) refrain from taking any action to control or
influence the Corporation's classified contracts, its participation in classified programs, or its


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
corporate policies concerning the security of classified information and controlled unclassified information;

                             (iii) neither seek nor accept classified
information or controlled unclassified information entrusted to the Corporation, except as permissible under the DISP and applicable United States Government laws and regulations; and

                             (iv) advise the DSC promptly upon becoming aware of
(1) any violation or attempted violation of the Agreement or contract provisions regarding industrial security, export control, or (2) actions inconsistent with the DISP or applicable United States Government laws or regulations.

                        b. Upon accepting appointment and annually thereafter, each Inside Director shall execute, for deliver to DIS, a certificate affirming such Inside Director's agreement to be bound by, and acceptance of the responsibilities imposed by, the Agreement, and further acknowledging and affirming the obligations set forth in 7.13a above.

                                  ARTICLE VIII

                             Compensation Committee

                  8.1 The Corporation Board shall establish a permanent committee of the Board, consisting of at least one Outside Director and one Inside Director, to be known as the Compensation Committee. The Compensation Committee shall be responsible for reviewing and approving the Corporation Board recommendations for the annual compensation of the Corporation's principal officers, as defined herein.

                                   ARTICLE IX

                         Annual Review and Certification

                  9.1 Representatives of DIS, the Corporation Board, the Corporation's Chief Executive Officer, the Corporation's Chief Financial Officer, and the FSO shall meet annually to review the purpose and effectiveness of the Agreement and to establish a common understanding of the operating requirements and how they will be implemented. These meetings shall include a discussion of the following:

                        a. whether the Agreement is working in a satisfactory manner;

                        b. compliance or acts of noncompliance with the Agreement, DISP rules, or other applicable laws and regulations;

                        c. necessary guidance or assistance regarding problems or impediments associated with the practical application or utility of the Agreement; and


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
                        d. whether security controls, practices or procedures warrant adjustment.

                  9.2 The Chief Executive Officer of the Corporation and the Chairman of the DSC shall jointly submit to DIS one year from the effective date of the Agreement and annually thereafter an implementation and compliance report. Such reports shall include the following information:

                         a. a detailed description of the manner in which the
Corporation is carrying out its obligation under the Agreement;

                         b. a detailed description of changes to security
procedures, implemented or proposed, and the reasons for those changes;

                         c. a detailed description of any acts of noncompliance,
whether inadvertent or intentional, with a discussion of what steps were taken to prevent such acts from occurring in the future;

                         d. a description of any changes, or impending changes,
to any of the Corporation's top management including reasons for such changes;

                         e. a statement, as appropriate, that a review of the
records concerning all visits and communications between representatives of the Corporation and the Affiliates have been accomplished and the records are in order;

                         f. a detailed chronological summary of all transfers of
classified or controlled unclassified information, if any, from the Corporation to the Affiliates, complete with an explanation of the United States Governmental authorization relied upon to effect such transfers. Copies of approved export licenses covering the reporting period shall be appended to the report; and

                         g. a discussion of any other issues that could have a
bearing on the effectiveness or implementation of the Agreement.

                                    ARTICLE X

                   Duty to Report Violations of the Agreement

                  10.1 The Parties to the Agreement, except DoD, agree to report promptly to DIS all instances in which the terms and obligations of the Agreement may have been violated.

*        CONTACTS AND VISITS

                                   ARTICLE XI


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                                Visitation Policy

                  11.1 The Chairman of the DSC shall designate an Outside Director who shall have authority to review, approve, and disapprove requests for visits(10) to the Corporation by all personnel who represent the Affiliates, including all of the directors, officers, employees, representatives, and agents of each, and proposed visits to any Affiliate by all personnel who represent the Corporation, (including all of its directors, employees, officers, representatives, and agents, except for the Inside Directors), as well as visits between or among such personnel at other locations (hereinafter "visit" or "visits"). A record of all visit requests, including the decisions to approve or disapprove, and information regarding consummated visits, such as date, place, personnel involved and summary of material discussion or communication, shall be maintained by the designated Outside Director and shall be periodically reviewed by the DSC.

                  11.2 Except for certain Routine Business Visits, as defined in
Section 11.5 below, all visits must be approved in advance by the Outside Director designated by the Chairman of the DSC. All requests for visits shall be submitted or communicated to the FSO for routing to the designated Outside Director. Although strictly social visits at other locations between the Corporation personnel and personnel representing the Affiliates are not prohibited, written reports of such visits must be submitted after the fact to the FSO for filing with, and review by, the designated Outside Director and the DSC.

                  11.3 A written request for approval of a visit must be submitted to the FSO no less than seven (7) calendar days prior to the date of the proposed visit. If a written request cannot be accomplished because of an unforeseen exigency, the request may be communicated via telephone to the FSO and immediately confirmed in writing; however, the FSO may refuse to accept any request submitted less than seven (7) calendar days prior to the date of the proposed visit if the FSO determines that there is insufficient time to consider the request. The exact purpose and justification for the visit must be set forth in detail sufficient to enable the designated Outside Director to make an informed decision concerning the proposed visit, and the FSO may refuse to accept any request that the FSO believes lacks sufficient information. Each proposed visit must be individually justified and a separate approval request must be submitted for each.

                  11.4 The FSO shall advise the designated Outside Director of a request for approval of a visit (other than a Routine Business Visit) as soon as practicable after


--------
(10) As used in the Agreement, the term "visits" includes meetings at any location within or outside the United States, including but not limited to any facility owned or operated by the Corporation or any Affiliates, whether occurring in person or via electronic means, including but not limited to telephone conversations, teleconferences, video conferences, or electronic mail.

receipt of the written request. The designated Outside Director shall evaluate the request as soon as practicable after receiving it. The Outside Director may approve or disapprove the request, or disapprove the request pending submittal of additional information by the requester. The Outside Director's decision shall be communicated to the requestor by any means and it shall be confirmed in writing, when practicable, at least one day prior to the date of the proposed visit, but in no event later than six calendar days after its receipt by the FSO. A chronological file of all documentation associated with meetings, visitations, and communications (contact reports), together with records of approvals and disapprovals, shall be maintained by the FSO for inspection by the DIS. At the time of each DSC meeting, the Outside Directors of the Corporation shall review such documentation filed since the last meeting to ensure adherence to approved procedures by the requesters and the designated Outside Director to verify that sufficient and proper justification has been furnished for approved visits.

                  11.5 Routine Business Visits

                         a. Routine Business Visits, as defined in 11.5b below,
may be approved by the FSO, in the FSO s discretion, without advance approval by the designated Outside Director. Requests for Routine Business Visits must be submitted in advance, and in writing, to the FSO, and shall state the basis upon which the requester deems the visit to be a Routine Business Visit. Such requests must include sufficientt information to enable the FSO to make an informed decision concerning the proposed visit. The FSO, in the FSO's discretion, may refuse to accept any request that the FSO believes lacks sufficient information and may refer any request to the designated Outside Director for evaluation, notwithstanding its designation as a Routine Business Request. Any request that the FSO believes is not properly characterized as a Routine Business Visit shall be referred to the designated Outside Director, who shall evaluate the request in accordance with the terms of the Agreement.

                         b. Routine Business Visits are in general those that
are made in connection with the regular day-to-day business operations of the Corporation, do not involve the transfer or receipt of classified information or controlled unclassified information and pertain only to the commercial aspects of the Corporation's business. Routine Business Visits include:

                               (i) Visits for the purpose of discussing or
reviewing such commercial subjects as the following: company performance versus plans or budgets; inventory, accounts receivable, accounting and financial controls; business plans and implementation of business plans; and implementation of technical development programs;

                               (ii) Visits of the kind made by commercial
suppliers in general regarding the solicitation of orders, the quotation of prices, or the provision of products and services on a commercial basis;

                               (iii) Visits concerning fiscal, financial, or
legal matters involving compliance with the requirements of any foreign or domestic governmental authority responsible for regulating or administering the public issuing of or transactions involving stock and securities; and

                               (iv) Visits concerning marketing and technical
activities relating to the import or export of products requiring compliance with regulations of United States departments or agencies, including but not limited to the Departments of Defense, Commerce, State, and Treasury.

                  11.6 Special Provision Concerning Subsidiaries

                       Anything to the contrary notwithstanding, the notice and approval of visitation restrictions contemplated in the Agreement shall not apply to visits between the Corporation and its subsidiaries. However, visits between the Corporation's subsidiaries and any Affiliate shall be subject to the visitation approval procedures set forth herein.

                  11.7 Discretion to Alter Notice or Approval Requirements

                       Anything foregoing to the contrary notwithstanding, the DSC, in its reasonable business discretion and consistent with its obligations to safeguard classified information and controlled unclassified information in the Corporation's possession may, with the approval of DIS:

                         a. designate specific categories of visit requests
other than those enumerated above as "Routine Business Visits" not requiring the advance approval of the designated Outside Director; or

                         b. determine that, due to extraordinary circumstances
involving the security of classified information and/or controlled unclassified information, certain specific types of visits which that might otherwise be considered "Routine Business Visits" under the terms of the Agreement are to be allowed only if the approval of the designated Outside Director is obtained in advance.

                  11.8 Maintenance of Records for DIS Review

                       A chronological file of all visit requests, reports of visits, and contact reports, together with appropriate approvals or disapprovals pursuant to the Agreement shall be maintained by the DSC for review by DIS.

*        REMEDIES

                                   ARTICLE XII

                                  DoD Remedies

                  12.1 DoD reserves the right to impose any security safeguard not expressly contained in the Agreement that it believes is necessary to ensure that the Affiliates are denied unauthorized access to classified and controlled unclassified information.

                  12.2 Nothing contained in the Agreement shall limit or affect the authority of the head of a United States Government agency(11) to deny, limit or revoke the Corporation's access to classified and controlled unclassified information under its jurisdiction if the national security requires such action.

                  12.3 The Parties hereby assent and agree that the United States Government has the right, obligation and authority to impose any or all of the following remedies in the event of a material breach of any term of the
Agreement:

                         a. The novation of the Corporation's classified
contracts to another contractor. The costs of which shall be borne by the Corporation;

                         b. The termination of any classified contracts being
performed by the Corporation and the denial of new classified contracts for the Corporation;

                         c. The revocation of the Corporation's facility
security clearance;

                         d. The suspension or restriction of any or all
visitation privileges; and

                         e. The suspension and debarment of the Corporation
from participation in all Federal government contracts, in accordance with the provisions of the Federal Acquisition Regulations.

                  12.4 Nothing in the Agreement limits the right of the United States Government to pursue criminal sanctions against the Corporation, or any Affiliates, or any director, officer, employee, representative, or agent of any of these companies, for violations of the criminal laws of the United States in connection with their


--------
(11)    The term "agency" has the meaning provided at 5 United States Code
        552(f).

performance of any of the obligations imposed by this Agreement, including but not limited to any violations of the False Statements Act 18 U.S.C. 1001, or the False Claims Act 18 U.S.C. 287.

*        ADMINISTRATION

                                  ARTICLE XIII

                                     Notices

                  13.1 All notices required or permitted to be given to the Parties to the Agreement shall be given by mailing the same in a sealed postpaid envelope, via registered or certified mail, or sending the same by courier or facsimile, addressed to the addresses shown below, or to such other addresses as the Parties may designate from time to time pursuant to this Section:

For the Corporation:                   Fiberite, Inc.
                                       2055 E. Technology Circle
                                       Tempe, Arizona 85284

For the Parent Corporation:            Fiberite Holdings, Inc.
                                       c/o DLJ Merchant Banking, Inc.
                                       140 Broadway
                                       New York, New York 10005

For DIS:                               Defense Investigative Service
                                       Department of Defense
                                       1340 Braddock Place
                                       Alexandria, Virginia 22314-1651

For AXA:                               AXA
                                       23 Avenue Matignon
                                       75008 Paris, France
                                       ATTN;  Veronique Ranc, Central
                                           Legal Department

For the Equitable Companies
Incorporated:                          The Equitable Companies Incorporated
                                       787 Seventh Avenue
                                       New York, New York 10019
                                       ATTN: Kathryn Schneider

For Donaldson, Lufkin &
Jenrette, Inc.:                        Donaldson, Lufkin & Jenrette, Inc.
                                       140 Broadway
                                       New York, New York 10005
                                       ATTN: Tom Seigler

For DLJ Capital Investors, Inc.:       DLJ Capital Investors, Inc.
                                       140 Broadway
                                       New York, New York 10005
                                       ATTN: Tom Seigler

For DLJ Merchant Banking, Inc.:        DLJ Merchant Banking, Inc.
                                       140 Broadway
                                       New York, New York 10005
                                       ATTN: Reid S. Perper

                                   ARTICLE XIV

                      Inconsistencies with Other Documents

                  14.1 In the event that any resolution, regulation or bylaw of any of the Parties to the Agreement is found to be inconsistent with any provision hereof, the terms of the Agreement shall control.

                                   ARTICLE XV

                          Government Law; Construction

                  15.1 The Agreement shall be implemented so as to comply with all applicable United States laws and regulations. To the extent consistent with the right of the United States hereunder, the laws of the State of Delaware shall apply to questions concerning the rights, powers, and duties of the Corporation and the Parent Corporation under, or by virtue of, the Agreement.

                  15.2 In all instances consistent with the context, nouns and pronouns of any gender shall be construed to include the other gender.

*        TERMINATION

                                   ARTICLE XVI

                           Termination, Amendment and
                        Interpretations of the Agreement

                  16.1 The Agreement may only be terminated by DIS as follows:

                         a. in the event of a sale of the business or all the
Shares to a company or person not under FOCI;

                         b. when DIS determines that existence of the Agreement
is no longer necessary to maintain a facility security clearance for the Corporation;

                         c. when DIS determines that continuation of a facility
security clearance for the Corporation is no longer necessary;

                         d. when DoD determines that there has been a breach of
the Agreement that requires it to be terminated or when DoD otherwise determines that termination is in the national interest;

                         e. ten (10) years from the effective date of the
Agreement if, at least ninety (90) days before that date, the Parent Corporation and the Corporation petition DIS to terminate the Agreement;

                         f. when the Parent Corporation and the Corporation for
any reason and at any time petition DIS to terminate the Agreement. However, DIS has the right to receive full disclosure of the reason or reasons therefor, and has the right to determine, in its sole discretion, whether such petition should be granted.

                  16.2 If DoD determines that the Agreement should be terminated for any reason, DIS shall provide the Corporation and the Parent Corporation with thirty (30) days written advance notice of its intent and the reasons therefor.

                  16.3 The DoD is expressly prohibited from causing a continuation or discontinuation of the Agreement for any reason other than the national security of the United States.

                  16.4 The Agreement may be amended by an agreement in writing executed by all the Parties.

                  16.5 The Parties agree that with respect to any questions concerning interpretations of the Agreement, or whether a proposed activity is permitted under the Agreement, shall be referred to DIS and the DoD shall serve as final arbiter/interpreter of such matters.

                                  ARTICLE XVII

                                 Place of Filing

         17.1 Until the termination of the Agreement, one original counterpart shall be filed at the principal office of the Corporation, located in Tempe, Arizona, and such counterpart shall be open to the inspection of the Parent Corporation during normal business hours.

*        EXECUTION

         The Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have duly executed the Agreement which shall not become effective until duly executed by the DoD.


                                         AXA


/s/                                      By  /s/
_________________________________          _____________________________________
Signature of Witness                              Name:  Claude Bebear
                                                  Title: Chairman & Chief
                                                         Executive Officer

                                         The Equitable Companies Incorporated


/s/                                      By /s/ Joanne T. Marren
_________________________________          _____________________________________
Signature of Witness                              Name:  Joanne T. Marren
                                                  Title: Senior Vice President
                                                         and Deputy Council

                                         Donaldson, Lufkin & Jenrette, Inc.


/s/                                      By /s/
_________________________________          _____________________________________
Signature of Witness                              Name:
                                                  Title:

                                         DLJ Capital Investors, Inc.

/s/                                      By /s/
_________________________________          _____________________________________
Signature of Witness                              Name:
                                                  Title:

                                         DLJ Merchant Banking,Inc.

/s/                                      By /s/
_____________________________________      _____________________________________
Signature of Witness                              Name:
                                                  Title:

                                         Fiberite, Inc.


/s/                                      By /s/  David Caredo
_____________________________________      _____________________________________
Signature of Witness                              Name:
                                                  Title:

                                         Fiberite Holdings, Inc.


/s/                                      By /s/ Reid S. Perper
_____________________________________      _____________________________________
Signature of Witness                              Name:
                                                  Title:

                                         THE DEPARTMENT OF DEFENSE


                                         By  /s/
_____________________________________      _____________________________________
Signature of Witness                              Name:
                                                  Title:

                                         Effective Date  4/9/96
                                                        ------------------------
                                                  (Date of DoD signature)